Exhibit 10.2
2015 Additional Definitions

Under

Lands’ End, Inc.
Long-Term Incentive Program
(As Amended and Restated)

“Corporate Post-Incentive EBITDA” means earnings before interest, taxes, depreciation and amortization for the Performance Period computed as operating income appearing on the Company’s statement of operations for the applicable reporting period, adjusted for depreciation, amortization, gains/(losses) on sales of assets and other items the Company determines affects the comparability of financial statements. In determining LTIP financial goal achievement, the Compensation Committee shall adjust either the performance target or actual results to reflect the following occurrences affecting the Company during the performance period:

•	the effects of currency fluctuations in comparison to plan currency rates;

•	gains or losses from litigation, claim judgments, or regulatory proceedings including product recalls or legal and insurance settlements that, in each case, individually exceed $500,000;

•	the effect of changes in laws, regulations, or accounting principles, methods or estimates;

•	write down or impairment of assets;

•	the gain or loss from the sale or discontinuance of a business segment, division, or unit, and the planned, unrealized EBITDA for this business segment, division, or unit;

•	results from an unplanned acquired business and costs related to the unplanned acquisition;

•	restructuring and severance costs pursuant to a plan approved by the board and CEO;

•	the impact of the unplanned termination or loss of store leases; and

•	extraordinary items as defined by GAAP.

“Non Retail Revenue” means revenue reported on our external financial statements excluding the revenue generated from “brick & mortar” retail (specifically Lands’ End Shops at Sears and Inlet stores). In determining LTIP financial goal achievement, the Committee shall adjust either the performance target or actual results to reflect the following occurrences affecting the Company during the performance period:

•	the effects of currency fluctuations in comparison to plan currency rates;

•	gains or losses from litigation, claim judgments, or regulatory proceedings including product recalls or legal and insurance settlements that, in each case, individually exceed $500,00;

•	the effect of changes in laws, regulations or accounting principles, methods or estimates;

•	revenue associated with sale or discontinuance of a business segment, division or unit;

•	extraordinary items as defined by GAAP;

•	The gain or loss from the sale or discontinuance of a business segment, division or unit and the planned, unrealized revenue for this business segment, division or unit; and

•	results from an unplanned acquired business.